Exhibit 99.1

Pixelworks Reports Second Quarter 2020 Financial Results

Announces Restructuring to Reduce Operating Expenses by $3.2 Million Annually

Anticipates Additional Smartphone Wins to Drive Mobile Revenue Growth in Second Half

SAN JOSE, Calif., August 10, 2020 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter and Recent Highlights
•Mobile revenue for the first half of 2020 grew 24% year-over-year, driven by increased shipments of Iris visual processing solutions in support of 12 smartphones launched across six OEM customers
•GAAP gross margin expanded to 54.6% and non-GAAP gross margin increased to 59.2%, reflecting a combination of ongoing product cost reduction initiates and a favorable product mix
•Restructuring plan implemented in August to further reduce operating expenses and minimize cash used from operations, while focusing resources on Mobile growth initiatives
•ASUS ROG Phone 3 leverages Pixelworks’ patented high-efficiency color calibration, HDR tone mapping and brightness smoothing features to deliver an exceptional visual experience to mobile gamers
•Black Shark incorporated Pixelworks’ 5th generation visual processor with dual-channel MIPI support and color calibration software in the latest cutting-edge gaming smartphone, the Tencent Black Shark 3S
•Continued to advance TrueCut® platform initiatives in North America with expanded Hollywood presence and newly opened office in Burbank, California and installation of on-premises TrueCut evaluation tools
•Completed successful tape-out of 6th generation Iris visual processor for mobile in advance of planned product introduction during the second half of 2020
•Ended the quarter with $21.4 million in cash and short-term investments

President and CEO of Pixelworks, Todd DeBonis, commented, “Our second quarter results reflected the broad economic impact from the COVID-19 pandemic on all of our target end markets. While our team has continued to do an excellent job of operating effectively in the current environment, the pandemic has significantly impacted customer demand and our business in the Projector and Video Delivery markets. As a result of this negative impact, we have implemented a restructuring to further reduce operating expenses, preserve cash and focus available resources on the largest growth opportunities of our business. We anticipate these actions will generate an incremental $3.2 million in annualized cost savings, while minimizing the impact on our ability to fully support Pixelworks’ customers and advance our new product development.

“Despite the current challenging business environment, we have maintained our market-leading position in our respective target end markets, and we’ve continued to execute on our Mobile and TrueCut growth initiatives. In 2020, Pixelworks’ Iris visual processing solutions have been incorporated in 12 smartphones launched across six different OEM customers. We have also sustained a solid pipeline of new programs and are well positioned to build on our momentum in the second half of the year as customers continue to incorporate more advanced displays and premium viewing experiences, including HDR, higher frame rates and auto-adaptive visual enhancements, in conjunction with their introductions of new 5G-enabled smartphones.”

Second Quarter 2020 Financial Results
Revenue in the second quarter of 2020 was $9.3 million, compared to $13.8 million in the first quarter of 2020 and revenue of $18.0 million in the second quarter of 2019. The sequential and year-over-year decline in revenue reflected an ongoing inventory correction in the Projector and Video Delivery market, compounded by significantly lower customer demand due to the negative impacts of the COVID-19 pandemic across each of the Company’s target end markets.

On a GAAP basis, gross profit margin in the second quarter of 2020 was 54.6%, compared to 49.2% in the first quarter of 2020 and 52.0% in the second quarter of 2019. Second quarter 2020 GAAP operating expenses were $11.5 million, compared to operating expenses of $12.1 million in the first quarter of 2020 and $11.7 million in the year-ago quarter.

For the second quarter of 2020, the Company recorded a GAAP net loss of $6.6 million, or ($0.17) per share, compared to a GAAP net loss of $5.4 million, or ($0.14) per share, in the first quarter of 2020 and a GAAP net loss of $2.4 million, or ($0.06) per share, in the year-ago quarter.

On a non-GAAP basis, second quarter 2020 gross profit margin was 59.2%, compared to 52.1% in the first quarter of 2020 and 54.1% in the year-ago quarter. Second quarter 2020 non-GAAP operating expenses were $9.3 million, compared to $9.7 million in the first quarter of 2020 and $9.6 million in the year-ago quarter.

For the second quarter of 2020, the Company recorded a non-GAAP net loss of $3.9 million, or ($0.10) per share, compared to a non-GAAP net loss of $2.6 million, or ($0.07) per share, in the first quarter of 2020 and a non-GAAP net loss of $97,000, or ($0.00) per share, in the second quarter of 2019.

Adjusted EBITDA in the second quarter of 2020 was a negative $2.9 million, compared to a negative $1.5 million in the first quarter of 2020 and a positive $1.0 million in the year-ago quarter.

Cash and cash equivalents and short-term investments increased to $21.4 million in the current quarter from $20.4 million in the first quarter of 2020.

Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2020, will be provided as part of the scheduled conference call.

Conference Call Information
Pixelworks will host a conference call today, August 10, 2020, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 7672736. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Monday, August 17, 2020, and can be accessed by calling 1-855-859-2056 and using passcode 7672736.

About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision , depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenue, net	$9,253	$13,774	$18,027	$23,027	$34,675
Cost of revenue (1)	4,204	6,999	8,651	11,203	16,827
Gross profit	5,049	6,775	9,376	11,824	17,848
Operating expenses:
Research and development (2)	6,314	6,267	6,364	12,581	12,836
Selling, general and administrative (3)	5,156	5,193	4,935	10,349	10,395
Restructuring	—	592	398	592	398
Total operating expenses	11,470	12,052	11,697	23,522	23,629
Loss from operations	(6,421)	(5,277)	(2,321)	(11,698)	(5,781)
Interest income (expense) and other, net	(24)	54	104	30	200
Gain on sale of patents	—	—	—	—	3,905
Total other income, net	(24)	54	104	30	4,105
Loss before income taxes	(6,445)	(5,223)	(2,217)	(11,668)	(1,676)
Provision for income taxes	107	176	231	283	639
Net loss	$(6,552)	$(5,399)	$(2,448)	$(11,951)	$(2,315)
Net loss per share - basic and diluted	$(0.17)	$(0.14)	$(0.06)	$(0.31)	$(0.06)
Weighted average shares outstanding - basic and diluted	39,444	38,868	37,688	39,156	37,469
——————
(1) Includes:
Amortization of acquired intangible assets	298	298	298	596	596
Stock-based compensation	127	101	83	228	178
Inventory step-up and backlog amortization	—	—	—	—	12
(2) Includes stock-based compensation	806	648	703	1,454	1,364
(3) Includes:
Stock-based compensation	1,310	1,073	879	2,383	1,812
Amortization of acquired intangible assets	76	76	76	152	160

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$5,049	$6,775	$9,376	$11,824	$17,848
Amortization of acquired intangible assets	298	298	298	596	596
Stock-based compensation	127	101	83	228	178
Inventory step-up and backlog amortization	—	—	—	—	12
Total reconciling items included in gross profit	425	399	381	824	786
Non-GAAP gross profit	$5,474	$7,174	$9,757	$12,648	$18,634
Non-GAAP gross profit margin	59.2%	52.1%	54.1%	54.9%	53.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,470	$12,052	$11,697	$23,522	$23,629
Reconciling item included in research and development:
Stock-based compensation	806	648	703	1,454	1,364
Reconciling items included in selling, general and administrative:
Stock-based compensation	1,310	1,073	879	2,383	1,812
Amortization of acquired intangible assets	76	76	76	152	160
Restructuring	—	592	398	592	398
Total reconciling items included in operating expenses	2,192	2,389	2,056	4,581	3,734
Non-GAAP operating expenses	$9,278	$9,663	$9,641	$18,941	$19,895
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(6,552)	$(5,399)	$(2,448)	$(11,951)	$(2,315)
Reconciling items included in gross profit	425	399	381	824	786
Reconciling items included in operating expenses	2,192	2,389	2,056	4,581	3,734
Reconciling items included in total other income, net	—	—	—	—	(3,905)
Tax effect of non-GAAP adjustments	18	(25)	(86)	(7)	133
Non-GAAP net loss	$(3,917)	$(2,636)	$(97)	$(6,553)	$(1,567)

Non-GAAP net loss per share - basic and diluted	$(0.10)	$(0.07)	$(0.00)	$(0.17)	$(0.04)

Non-GAAP weighted average shares outstanding - basic and diluted	39,444	38,868	37,688	39,156	37,469

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2020		2020		2019		2020		2019
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(0.17)	$(0.17)	$(0.14)	$(0.14)	$(0.06)	$(0.06)	$(0.31)	$(0.31)	$(0.06)	$(0.06)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.02	0.02	0.02	0.02
Reconciling items included in operating expenses	0.06	0.06	0.06	0.06	0.05	0.05	0.12	0.12	0.10	0.10
Reconciling items included in total other income, net	—	—	—	—	—	—	—	—	(0.10)	(0.10)
Non-GAAP net loss	$(0.10)	$(0.10)	$(0.07)	$(0.07)	$(0.00)	$(0.00)	$(0.17)	$(0.17)	$(0.04)	$(0.04)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	54.6%	49.2%	52.0%	51.3%	51.5%
Amortization of acquired intangible assets	3.2	2.2	1.7	2.6	1.7
Stock-based compensation	1.4	0.7	0.5	1.0	0.5
Inventory step-up and backlog amortization	—	—	—	—	0.0
Total reconciling items included in gross profit	4.6	2.9	2.1	3.6	2.3
Non-GAAP gross profit margin	59.2%	52.1%	54.1%	54.9%	53.7%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(6,552)	$(5,399)	$(2,448)	$(11,951)	$(2,315)
Stock-based compensation	2,243	1,822	1,665	4,065	3,354
Amortization of acquired intangible assets	374	374	374	748	756
Tax effect of non-GAAP adjustments	18	(25)	(86)	(7)	133
Restructuring	—	592	398	592	398
Gain on sale of patents	—	—	—	—	(3,905)
Inventory step-up and backlog amortization	—	—	—	—	12
Non-GAAP net loss	$(3,917)	$(2,636)	$(97)	$(6,553)	$(1,567)
EBITDA adjustments:
Depreciation and amortization	$871	$1,022	$887	$1,893	$1,800
Non-GAAP interest expense (income) and other, net	24	(54)	(104)	(30)	(200)
Non-GAAP provision for income taxes	89	201	317	290	506
Adjusted EBITDA	$(2,933)	$(1,467)	$1,003	$(4,400)	$539

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$20,417	$7,257
Short-term marketable securities	992	6,975
Accounts receivable, net	5,925	10,915
Inventories	4,767	5,401
Prepaid expenses and other current assets	1,783	1,689
Total current assets	33,884	32,237
Property and equipment, net	6,138	4,608
Operating lease right of use assets	7,324	5,434
Other assets, net	1,264	1,267
Acquired intangible assets, net	1,955	2,704
Goodwill	18,407	18,407
Total assets	$68,972	$64,657
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,071	$818
Accrued liabilities and current portion of long-term liabilities	10,972	8,692
Short-term line of credit	4,329	—
Current portion of income taxes payable	219	164
Total current liabilities	16,591	9,674
Long-term liabilities, net of current portion	2,184	982
Operating lease liabilities, net of current portion	5,470	4,212
Income taxes payable, net of current portion	2,272	2,260
Total liabilities	26,517	17,128
Shareholders’ equity	42,455	47,529
Total liabilities and shareholders’ equity	$68,972	$64,657

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com